Exhibit 10.3
Execution Copy

AMENDMENT NO. 3 TO THE
TOYS “R” US, INC.
2010 INCENTIVE PLAN
This Amendment No. 3 (this “Amendment”) to the Toys “R” Us, Inc. 2010 Incentive Plan, as previously amended effective as of September 4, 2014 (the “Plan”), shall become effective as of June 1, 2015. Capitalized terms used but not otherwise defined in this Amendment shall have the meaning given to such terms in the Plan.

1.	Prong (i) of the first sentence of Section 5.1 of the Plan is hereby deleted and replaced with the following:

“(i)	6,750,000 Shares; plus”.

2.	Continuing Force and Effect. The Plan, as modified by the terms of this Amendment, shall continue in full force and effect from and after the date of the adoption of this Amendment set forth above.

[Signature page follows]

I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of Toys “R” Us, Inc. as of May 31, 2015.

Executed on this 2nd day of June, 2015.

/s/ David J. Schwartz
David J. Schwartz
Secretary